francesca’s® Updates Fourth Quarter 2013 Guidance to High End of Range on Holiday Sales Results

HOUSTON, TEXAS — January 10, 2014 — Francesca’s Holdings Corporation (NASDAQ: FRAN) today announced that the Company has updated its guidance for the fourth quarter ending February 1, 2014 based on its holiday period sales performance.

The Company now expects sales for the 4th quarter ending February 1, 2014 to be between $93.0 million and $95.0 million, including a mid to low single digit decrease in comparable sales. This compares to previous guidance provided on December 5, 2013 of sales between $90.0 million and $95.0 million, including a decrease of 8% to 3% in comparable sales. Earnings per diluted share for the quarter are expected to be in the range of $0.27 to $0.29 for the 4th quarter ending February 1, 2014, at the high end of the Company’s previous guidance of $0.25 to $0.29.

Neill P. Davis, francesca's® Chief Executive Officer stated, "After a lackluster start to the holiday selling season beginning the week of Thanksgiving, we ended the season stronger. Our customers responded well to our offerings, particularly apparel, accessories, and gifts. In addition, we remained diligent during the quarter aligning our inventory levels to our year-end objectives. As a result, we expect inventory, on an average boutique basis, to be flat to the comparable prior year period. Overall, we believe that our differentiated business model, combined with our retail growth strategy and execution of our operational initiatives, will continue to drive improvements in long term shareholder value.”

The Company management will be presenting at the 15th Annual ICR XChange Conference to be held at the Ritz-Carlton Orlando, Grande Lakes in Orlando, Florida on Monday, January 13, 2014 at 3:00 PM Eastern Standard Time.

Forward-Looking Statements

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected. These risks and uncertainties include, but are not limited to, the following: the risk that we cannot anticipate, identify and respond quickly to changing fashion trends and customer preferences; our ability to attract a sufficient number of customers to our boutiques or sell sufficient quantities of our merchandise through our direct-to-consumer business; our ability to successfully open and operate new boutiques each year; and our ability to efficiently source and distribute additional merchandise quantities necessary to support our growth. For additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to "Risk Factors" in our Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on March 22, 2013 and December 9, 2013, respectively. We undertake no obligation to publicly update or revise any forward-looking statement.

The Company may not issue future press releases discussing sales trends and financial guidance such as this one other than associated with routine quarterly and annual financial reporting.

About Francesca's Holdings Corporation

francesca's® is a growing specialty retailer with retail locations designed and merchandised to feel like independently owned, upscale boutiques providing customers a fun and differentiated shopping experience. The merchandise assortment is a diverse and balanced mix of apparel, jewelry, accessories and gifts. Today francesca's® operates 447 boutiques in 45 states and also serves its customers through francescas.com. For additional information on francesca's®, please visit www.francescas.com.

CONTACT:

ICR, Inc.	Company
Jean Fontana	Randi Sonenshein, Vice President, Finance and Investor Relations
646-277-1214	832-494-2250
Randi.Sonenshein@francescas.com